Exhibit 99.2

Pier 1 Imports, Inc. Announces Annual Meeting of Shareholders

FORT WORTH, Texas--(BUSINESS WIRE)--April 7, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today announced that April 25, 2016, is the record date for its Annual Meeting of Shareholders to be held June 23, 2016.

As previously announced on March 7, 2016, the Company will release fourth quarter and full-year fiscal 2016 financial results for the period ending February 27, 2016, after market close on April 13, 2016, and will host a conference call at 4:00 p.m. Central Time that afternoon to discuss the results. Investors will be able to connect to the call through the Company’s website at Pier1.com. The conference call can be accessed by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 43760187.

A replay will be available after 7:30 p.m. Central Time for a 24-hour period and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 43760187.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083